EXHIBIT 10.11

                             MASTER CONTRACT FOR

               ENGINEERING, CONSULTING AND FABRICATION SERVICES

                              CONTRACT NO. SI-4

                       FOR SERVICES TO BE PROVIDED BY:
          INDUSTRIAL DATA SYSTEMS CORPORATION, D/B/A IDS ENGINEERING
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                                                                     MS-48157-GN
                                                                            RATE
                                                                        SCHEDULE
                                                                     PAGE 1 OF 1

                                            IDS TECHNICAL SERVICES
                                            a division of
                                            INDUSTRIAL DATA SYSTEMS, INC.

                                            600 Century Plaza Drive Building 140
                                            Houston, TX 77073-6016

                         RATES FOR ENGINEERING SERVICES

Effective February 1, 1995 all work authorized by Company will be done for the following rates. These rates include all Contractor's charges for insurance, taxes, overhead, and profit. Computer work stations and software for normal engineering and drafting projects are included in these rates.

Engineering                           Std. Rate                O.T. Rate
-----------                           ---------                ---------
Project Manager                         65.00                    65.00
Project Engineer                        65.00                    65.00
Senior Engineer                         55.00                    55.00
Engineer                                50.00                    50.00
Senior Designer                         48.00                    64.00
Designer                                42.00                    56.00
Operator/Draftsperson                   35.00                    46.00
Engineering Technician                  48.00                    64.00
Clerical                                20.00                    27.00

TRAVEL EXPENSES

All job related travel and expenses will be reimbursed at cost.

REPRODUCTION

All reproduction costs will be billed at cost plus 10 percent.

MISCELLEANEOUS COSTS

All miscelleaneous and third party costs will be billed at cost plus 10 percent.
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                              TABLE OF CONTENTS

ARTICLE I   DEFINITIONS   .................................                  1
ARTICLE 2   CONTRACTOR'S WORK   ...........................                  2
ARTICLE 3   DESCRIPTION OF SERVICES       .................                  2
ARTICLE 4   CONTRACT TERM     .............................                  3
ARTICLE 5   AUTHORIZATION OF SERVICES    ..................                  3
ARTICLE 6   EQUIPMENT, TOOLS, MATERIALS AND SUPPLIES
            FURNISHED BY COMPANY          .................                  3
ARTICLE 7   MANAGEMENT TEAM   .............................                  4
ARTICLE 8   CONTRACTOR COORDINATION   .....................                  4
ARTICLE 9   ADMITTANCE TO SITE   ..........................                  5
ARTICLE 10        COMPLIANCE   ............................                  5
ARTICLE I I       SAFETY      .............................                  6
ARTICLE 12        ACCIDENT/ILLNESS REPORTS     ............                  7
ARTICLE 13        NOTIFICATION OF VIOLATION OR
                    INSPECTION  ...........................                  7
ARTICLE 14        COMPENSATION      .......................                  8
ARTICLE 15        AUDIT RIGHTS AND RECORD KEEPING   .......                  9
ARTICLE 16        REMEDIES   ..............................                  9
ARTICLE 17        INDEPENDENT CONTRACTOR STATUS   .........                 10
ARTICLE 18        SUBCONTRACTS      .......................                 10
ARTICLE 19        CHANGES IN WORK   .......................                 11
ARTICLE 20        ACCEPTANCE OF WORK   ....................                 12
ARTICLE 21        GUARANTEE OF WORK   .....................                 12
ARTICLE 22        SUSPENSION OF WORK   ....................                 12
ARTICLE 23        TERMINATION   ...........................                 13
ARTICLE 24        FORCE MAJEURE     .......................                 14
ARTICLE 25        REPRESENTATIONS, WARRANTIES AND
                    COVENANTS    ..........................                 15
ARTICLE 26        INDEMNIFICATION   .......................                 16
ARTICLE 27        LIENS AND OTHER ENCUMBRANCES  ...........                 17
ARTICLE 28        WAIVER OF RIGHTS TO LIENS   ............                  17
ARTICLE 29        INSURANCE   ............................                  17
ARTICLE 30        RESPONSIBILITY FOR TAXES AND CHARGES
                    FOR BENEFITS   .......................                  19
ARTICLE 31        INTELLECTUAL PROPERTY   ................                  19
ARTICLE 32        DRAWINGS, SPECIFICATIONS AND OTHER
                    DOCUMENTS .............................                 22
ARTICLE 33        CONFLICTS OF INTEREST   .................                 22
ARTICLE 34        ASSIGNMENT  .............................                 23
ARTICLE 35        NOTICES     .............................                 23
ARTICLE 36        SEVERABILITY      .......................                 23
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ARTICLE 37        ARTICLE AND SECTION HEADINGS   ..........                 23
ARTICLE 38        CONFLICTING PROVISIONS        ...........                 23
ARTICLE 39        WAIVER      .............................                 24
ARTICLE 40        GOVERNING LAW     .......................                 24
ARTICLE 41        ENTIRE AGREEMENT   ......................                 24
EXHIBIT A   CONTRACTOR INFORMATION
EXHIBIT B   COMPENSATION AND INVOICING
EXHIBIT C   ARCO PIPE LINE COMPANY SAFETY AND HEALTH MANUAL 1995

IDS/SW.MSC                   Contract No. SI-4
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MASTER CONTRACT FOR
ENGINEERING, CONSULTING AND FABRICATION SERVICES
CONTRACT NO.  SI-4

This Contract, effective September 1, 1996, is entered into by and between COMPANY (as hereinafter defined) and Industrial Data Systems Corporation, d/b/a IDS Engineering, a Nevada corporation, with offices located at 600 Century Plaza Drive, Building 140, Houston, Texas 77073-5016 (hereinafter "CONTRACTOR").

NOW, THEREFORE, in consideration of the promises and of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1              DEFINITIONS

1.1   COMPANY

"COMPANY" shall mean Seaway Pipeline Company, a Texas general partnership, by ARCO Pipe Line Company, as Operator, with offices located at 16500 J.F. Kennedy Boulevard, Suite 300, Houston, Texas 77032-2352

1.2   COMPANY's Project Representative

"COMPANY's Project Representative" shall mean that person designated by COMPANY herein or in a subsequent notice to act on behalf of COMPANY with respect to the Work. The authority and responsibilities of COMPANY's Project Representative are more fully described in Article 7 of this Contract.

1.3   Change Order

A "Change Order" shall mean a written authorization for a change in the Work and/or the dollar value of any outstanding Work Release, executed by COMPANY and CONTRACTOR pursuant to Article 20 of this Contract.

1.4   Contract

The "Contract" shall mean this Master Contract for Engineering, Consulting, and Fabrication Services, together with all of its Exhibits, Attachments, and fully executed Work Releases and Change Orders.

1.5   Contractor's Representative

"CONTRACTOR's Representative" shall mean that person designated by CONTRACTOR herein or in a subsequent notice to act on behalf of CONTRACTOR with respect to the Work. The authority and responsibilities of CONTRACTOR's Representative are more fully described in Article 7 hereof.

1.6   Final Acceptance

"Final Acceptance" of the Work shall mean the date on which the Work authorized pursuant to a Work Release is accepted pursuant to Article 20 hereof.

IDS/SW.MSC                   Contract No. SI-4
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1.7   Force Majeure

A "Force Majeure" occurrence shall mean an occurrence beyond the control and without the fault or negligence of the party affected and which such party is unable to prevent or provide against by the exercise of reasonable diligence, including, but not limited to, acts of God or a public enemy, expropriation or confiscation of facilities, changes in applicable law, failure to obtain or delays in governmental approvals, war, rebellion, sabotage or riots, earthquakes, floods, fires, explosions or other catastrophes. Strikes and other labor-related delays shall not be considered force Majeure occurrences.

1.8   Health or Safety Incident

A "Health or Safety Incident" shall include any injury, illness, first aid case, accident involving equipment, or near miss that occurs during the performance of the Work.

1.9   Invoice Requirements

The "Invoice Requirements" shall mean those standards for submitting invoices for payment by COMPANY described in Exhibit B, attached hereto and incorporated by reference herein.

1.10  Site

The "Site" shall mean the location or locations at which the Work is performed, except that the Site shall not include CONTRACTOR' permanent offices and laboratories.

1.11  Work

The "Work" shall mean the work to be performed by CONTRACTOR pursuant to this Contract. The Work is more particularly described in any Work Releases or Change Orders issued pursuant to this Contract.

1.12  Work Release

A "Work Release" shall mean an authorization for the performance of Work issued to CONTRACTOR by COMPANY pursuant to Article 5 of this Contract.

ARTICLE 2                  CONTRACTOR'S WORK

CONTRACTOR shall perform the Work to the good faith satisfaction of COMPANY and in accordance with this Contract. Except as otherwise specified in this Contract, CONTRACTOR shall provide all labor, transportation, insurance, materials, supplies, tools, equipment, licenses, permits, or other authorizations, application fees, services, inspections, coordination, supervision and other items necessary for the satisfactory completion of the Work.

ARTICLE 3                  DESCRIPTION OF SERVICES

CONTRACTOR will perform work based on Work Orders, Change Orders or Work Releases against this Contract, Engineering Consulting Work and/or Fabrication Work as specified in said Work Orders, Change Orders, and Work Releases issued by COMPANY authorized personnel.

ARTICLE 4                  CONTRACT TERM

This Contract shall be effective as of the day and year first written above and shall expire on December 11, 1997, or upon completion of the Work under any Work Release issued prior to such expiration date, whichever occurs last.

IDS/SW.MSC                   2                                 Contract No. SI-4
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ARTICLE 5                AUTHORIZATION OF SERVICES

5.1   General

From time to time throughout the term of this Contract, and subject to its conditions, COMPANY may call upon CONTRACTOR to perform Work via the issuance of a Work Release. A Work Release shall be signed by a representative of COMPANY and may authorize CONTRACTOR to provide any Work permissible hereunder. Any Work Release so issued and accepted by CONTRACTOR hereunder shall incorporate by reference this Contract and shall indicate all specifications required to complete the Work. COMPANY makes no guarantee, express or implied, as to the actual quantity and extent of Work, if any, which may be required from time to time throughout the term of this Contract.

5.2   Emergency Work

In the event of an emergency that COMPANY determines endangers human health or property, COMPANY may authorize up to $15,000 of Work by oral instruction to CONTRACTOR, with a written Work Release to follow as soon as practicable. Unless otherwise agreed to by the parties, COMPANY shall pay CONTRACTOR its actual costs (on a time and materials basis), as described in Exhibit B, for such Work, until such time as agreement on acceptable compensation is reached for such emergency work. In no event shall CONTRACTOR perform Work that exceeds $15,000 in total value pursuant to oral orders from COMPANY that have not been confirmed with a written Work Release.

5.3   Responsibility for Costs of Work

Except as provided for in section 5.2, CONTRACTOR shall not proceed with Work that is not properly authorized by a Work Release according to this Article and shall be solely responsible for the cost and expense of any Work it undertakes that has not been so authorized. COMPANY shall not be liable for payments above the amounts specifically authorized by properly executed Work Releases.

ARTICLE 6 EQUIPMENT, TOOLS, MATERIALS AND SUPPLIES FURNISHED BY COMPANY

6.1         Title

COMPANY shall at all times retain title to any and all equipment, tools, materials and supplies furnished by COMPANY, unless otherwise agreed to in writing by COMPANY.

6.2   No Warranties

EXCEPT AS MAY BE EXPRESSLY STATED IN THIS CONTRACT, COMPANY MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE FITNESS OR SUITABILITY OF ANY EQUIPMENT, TOOLS, MATERIALS AND SUPPLIES FURNISHED BY COMPANY FOR THEIR INTENDED USE, OR FOR ANY PARTICULAR PURPOSE OR USE.

6.3   Damage to Equipment Furnished by COMPANY

By CONTRACTOR's acceptance and use of any equipment, tools, materials and supplies furnished by COMPANY, CONTRACTOR shall be deemed to have waived, and shall be precluded from, any

IDS/SW.MSC                   3                                 Contract No. SI-4
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subsequent claim by CONTRACTOR that such items were received in a damaged, or unusable condition or with shortages. CONTRACTOR shall provide appropriate security and suitable protection for all equipment, tools, materials and supplies furnished by COMPANY. CONTRACTOR shall assume the risk of, and be responsible for, any loss of or damage to any equipment, tools, materials and supplies furnished by COMPANY, except for (i) reasonable wear and tear, or (ii) consumption during the normal course of the Work.

ARTICLE 7                 MANAGEMENT TEAM

7.1   COMPANY's Project Representative

COMPANY shall designate its Project Representative in each Work Release. Unless otherwise specified by COMPANY, COMPANY's Project Representative is authorized to act on behalf of COMPANY in connection with the performance of the Work. Unless otherwise expressly stated herein, any review, approval, authorization or direction by COMPANY pursuant to this Contract shall be deemed to mean the review, approval, authorization or direction of the Project Representative. COMPANY or its Project Representative may from time to time throughout the term hereof delegate the functions and authority of the Project Representative to others, in whole or in part, provided such actions are confirmed in writing to CONTRACTOR. The Project Representative shall be available as often as is reasonably necessary for inspecting and reviewing the Work. No such review, approval, authorization, direction, or inspection shall relieve CONTRACTOR of any of its obligations under this Contract.

7.2   CONTRACTOR's Representative

As soon as practicable after the acceptance of each Work Release, CONTRACTOR shall designate its Representative. The Representative shall be authorized to act on behalf of CONTRACTOR and shall be available to consult with COMPANY's Project Representative at all reasonable times with respect to the Work, and whose instructions, requests and decisions shall be binding upon CONTRACTOR as to all matters pertaining to the Work. CONTRACTOR or its Representative may from time to time throughout the term hereof delegate the functions and authority of CONTRACTOR's Representative to another CONTRACTOR employee, in whole or in part, provided such actions are confirmed in writing to COMPANY.

ARTICLE 8                 CONTRACTOR COORDINATION

COMPANY MAY, FROM TIME TO TIME, SUPPLY SUPPORT SERVICES FOR THE WORK, AT NO COST TO CONTRACTOR, DURING THE PROGRESS OF THE WORK IF COMPANY DETERMINES IN ITS SOLE GOOD FAITH DISCRETION THAT PROVISION OF SUCH SUPPORT SERVICES WILL BENEFIT THE EXECUTION OF THE WORK. ADDITIONALLY, COMPANY HAS THE RIGHT TO SEEK BIDS AND TO LET OTHER CONTRACTS COVERING OTHER WORK RELATED TO THE WORK AND CONTRACTOR SHALL COOPERATE WITH ALL SUCH BIDDERS AND CONTRACTORS. CONTRACTOR AGREES TO ADMIT SUCH OTHER BIDDERS AND CONTRACTORS TO THE SITE.

ARTICLE 9                 ADMITTANCE TO SITE

When CONTRACTOR is required to perform the Work at the Site or has control over persons who perform the Work at the Site, CONTRACTOR shall not admit any person to the Site unless such person is essential to the completion of the Work. Notwithstanding the foregoing, CONTRACTOR shall (i) allow COMPANY personnel and COMPANY designated persons to enter the Site; and (ii) permit and facilitate access to of the Site and the Work by any public authorities at all times, but only after complying with the provisions of Article 12 hereof. CONTRACTOR shall ensure that all such persons comply with all relevant safety requirements while they are on the Site.

IDS/SW.MSC                   4                                 Contract No. SI-4
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ARTICLE 10                COMPLIANCE

10.1 Prior to commencing the Work, CONTRACTOR shall obtain in writing and provide COMPANY with copies of all licenses, permits and authorizations required for the Work.

10.2 CONTRACTOR and its affiliates, subcontractors, agents, employees and representatives shall at all times comply with any and all applicable Federal, State and local laws, ordinances, statutes, standards, rules and regulations, including, but not limited to, those relating to working hours, working conditions, safety and health, environment, and discrimination in employment, including but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 and the Americans with Disabilities Act of 1990. Additionally, CONTRACTOR shall comply with all licenses, permits and authorizations required for the Work by all governmental authorities having jurisdiction over the Work.

10.3 Section 202 of Executive Order 11246, as amended by Executive Order 11375, relating to equal employment opportunities, the implementing rules and regulations of the Secretary of Labor, and all contract clauses and requirements which are applicable and set forth therein are incorporated herein by specific reference. In particular, the CONTRACTOR hereby certifies that it does not maintain segregated facilities. In making this certification, CONTRACTOR incorporates each and all of the provisions of the approved form of certification contained in 41 C.F.R. Section 60-1.8(b) the same as if such provisions were fully set forth herein and signed by the CONTRACTOR. Sections 503 and 504 of the Rehabilitation Act of 1973 and Title IV of the Vietnam Era Veterans Readjustment Assistance Act of 1974, 38 U.S.C. Section 2012, relating to employment and advancement in employment of qualified handicapped individuals, disabled veterans and veterans of the Vietnam era; the implementing rules and regulations of the Secretary of Labor; and all contract clauses and requirements which are applicable and set forth therein are incorporated herein by specific reference pursuant to 41 C.F.R. Sections 60-250.22 and 60-741.22.
Section 211 of public law 95-507 and Executive Orders 11625 and 12138, relating to the utilization of small and minority business concerns, small business concerns owned and controlled by socially and economically disadvantaged individual and women-owned business concerns; the implementing rules and regulations of the General Services Administration; and all contract clauses and requirements which are applicable and set forth therein are incorporated herein by specific reference.

10.4 CONTRACTOR shall comply with applicable laws, executive orders and regulations concerning listing job vacancies, including 41 C.F.R. Part 60-250 which is incorporated herein by reference.

ARTICLE 11                SAFETY

11.1  General

CONTRACTOR shall initiate, maintain and supervise all necessary safety precautions and programs in connection with the Work. CONTRACTOR shall take all necessary precautions to prevent damage, injury or loss to (i) all persons on the Site, and all persons who may be affected by the Work; (ii) all the Work, and all materials or equipment to be incorporated therein, whether in storage on or off the Site; and (iii) other property at the Site or adjacent thereto.

11.2  Safety Programs

CONTRACTOR shall adopt and maintain a formal, written safety program which meets regulatory and generally accepted industry standards. Additionally, CONTRACTOR shall maintain records of its safety program and provide COMPANY with access to such records. CONTRACTOR shall also comply with any COMPANY safety standards which COMPANY provides to CONTRACTOR, including but not limited to ARCO PIPE LINE COMPANY 1995 SAFETY AND HEALTH MANUAL, attached hereto as Exhibit C.

IDS/SW.MSC                   5                                 Contract No. SI-4

11.3  Safety Equipment

CONTRACTOR shall furnish all safety equipment necessary for the personal protection of its personnel. Additionally, CONTRACTOR shall ensure that each of its employees and its subcontractors' employees are trained in the use of all such safety equipment. CONTRACTOR shall be responsible for all costs of delays caused by CONTRACTOR's failure to provide necessary safety equipment or to ensure that its employees are properly trained in the use of such equipment, whether or not such delays result in suspension or termination of the Work pursuant to Articles 19 or 20.

11.4  Hazard Communication

CONTRACTOR shall (i) provide to COMPANY and maintain on the Site all Material Safety Data Sheets required by law; (ii) notify COMPANY at least three working days prior to bringing any hazardous material, equipment or process, or using the same, on the Site; and (iii) immediately notify COMPANY in writing of any hazard which it discovers on the Site.

11.5  Emergency Medical Treatment

CONTRACTOR shall provide all emergency medical treatment or facilities necessary or prudent in performing the Work. However, at any time, COMPANY may, at its sole discretion, provide emergency services to CONTRACTOR's employees, agents or representatives or any of its subcontractors' employees, agents, or representatives. CONTRACTOR shall reimburse COMPANY for the cost of any such emergency services rendered and indemnify, defend and hold COMPANY, its subsidiaries and affiliates and any of their directors, officers, representatives and employees free from harm against all claims, demands, losses, and causes of action of every kind and character (including reasonable attorney fees and court costs) arising or alleged to arise from any such emergency services.

11.6  Housekeeping

CONTRACTOR shall keep the Site free from any unnecessary accumulation of waste materials and rubbish and shall keep the Site and the Work in a neat and orderly condition.

11.7  Removal of CONTRACTOR

COMPANY may, at any time, without written notice, remove CONTRACTOR, any of its subcontractors, or any of their employees or agents from the Site for safety concerns. Additionally, CONTRACTOR shall remove any employee, agent, or representative of CONTRACTOR or any employee, agent, or representative of any subcontractor from the Site or the Work upon the request of COMPANY, which may be given for any reason.

ARTICLE 12                ACCIDENT/ILLNESS REPORTS

12.1  Maintenance of Records

CONTRACTOR shall maintain health and safety records in accordance with applicable laws, rules and regulations. Additionally, CONTRACTOR shall make such records available to COMPANY at COMPANY's request.

IDS/SW.MSC                                                     Contract No. SI-4

12.2  Accident/Illness Reports

      12.2.1         Immediate Reports

CONTRACTOR shall immediately report to COMPANY all Health or Safety Incidents. Additionally, CONTRACTOR shall immediately fully investigate any such Incident and shall provide to COMPANY, CONTRACTOR's corrective action plan for such Incident as soon as possible after the Incident occurs.

      12.2.2      Monthly Reports

Prior to the end of each calendar month, CONTRACTOR shall submit to COMPANY's Representative a written summary of all Health or Safety Incidents and the total amount of man hours worked at the Site, which occurred during that month.

      12.2.3      Other Reports

CONTRACTOR shall submit to COMPANY copies of all other accident and injury reports it prepares that relate to the performance of the Work, including information and statements submitted by CONTRACTOR to its insurer or others regarding any accident or injury reportable hereunder.

ARTICLE 13                NOTIFICATION OF VIOLATION OR INSPECTION

If CONTRACTOR receives a notice, notice of inspection, warning, asserted violation or similar correspondence from a government agency concerning the Work or the Site, or the Work or the Site become the subject of a government inspection, CONTRACTOR shall provide immediate oral notification of such correspondence or inspection to COMPANY, and shall follow with a written notification, including a copy of the correspondence and/or notice, as soon as practicable. CONTRACTOR shall provide such oral notification to COMPANY prior to allowing government representatives access to the Site in connection with such an event and acknowledges that COMPANY has a right to participate in all Site visits by government representatives.

ARTICLE 14                COMPENSATION

14.1  Compensation

Provided that CONTRACTOR is not in default or breach of this Contract and faithfully keeps and performs all of the TERMS and conditions of this Contract to COMPANY's good faith satisfaction, COMPANY shall compensate CONTRACTOR for the performance of the Work in accordance with Exhibit B hereto and any applicable Work Release or Change Order.

14.2  No Compensation for Corrective Action

Notwithstanding anything to the contrary herein, no compensation shall be paid to or claimed by CONTRACTOR for the Work required to correct unsatisfactory Work deficiencies caused by the failure of CONTRACTOR to perform the Work in accordance with the terms and conditions of this Contract.

14.3  Offset

CONTRACTOR hereby authorizes COMPANY to deduct from any amount payable by COMPANY to CONTRACTOR all amounts which may be payable by CONTRACTOR to COMPANY (whether or not arising out of this Contract).

IDS/SW.MSC                   7                                 Contract No. SI-4
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14.4  Costs Incurred By COMPANY

COMPANY shall have the right to deduct expenses or costs incurred by COMPANY because of CONTRACTOR's or any subcontractor's halting the Work in progress from the compensation due CONTRACTOR at the time of payment.

14.5  Costs Arising From Health or Safety Incidents

Notwithstanding anything herein to the contrary, CONTRACTOR shall not be compensated for any expenses incurred or for lost time, productivity, or profits caused by the suspension of the Work for health or safety reasons.

14.6  Payment on Account

CONTRACTOR agrees that all payments to CONTRACTOR hereunder shall be on account only and that no payment shall constitute acceptance of any charge until such payment has been verified by audit nor shall any payment be construed as an acceptance of any portion of the Work or as a waiver of CONTRACTOR's duties, liabilities, warranties, or guarantees under this Contract.

14.7  Limitation of Liability of Partners and Operators

Contractor agrees that it shall look solely to the assets of Seaway Pipeline Company for the satisfaction of any claim or demand that it might have arising under this Contract, and hereby expressly waives its right to assert any claim or demand against any of the current, former or future partners or operators of Seaway Pipeline Company individually based upon or arising out of this Contract.

ARTICLE 15                AUDIT RIGHTS AND RECORD KEEPING

15.1  Audit Rights

Throughout the term of this Contract and for a period of three years following the completion or termination of this Contract and for so long thereafter as there may remain any unresolved questions or disputes regarding any item, COMPANY shall, at all reasonable times and upon prior notice to CONTRACTOR, have access to all CONTRACTOR'S, subcontractors', and vendors' personnel, books, records, correspondence, instructions, plans, equipment maintenance records, drawings, receipts, vouchers, financial accounts and memoranda of every description pertaining to the Work for the purpose of auditing and verifying costs of the Work, CONTRACTOR's safety performance under this Contract, or for any other reasonable purpose. COMPANY shall have the right to reproduce any of the aforesaid documents. In the event that any audit reveals an error or discrepancy of any nature whatsoever, such error or discrepancy will be corrected promptly, and any moneys owing and due either COMPANY or CONTRACTOR will be paid promptly by the other party. CONTRACTOR shall not charge for any costs incurred by it in assisting COMPANY with audits performed pursuant to this Article. CONTRACTOR's obligations under this Article shall survive the termination of this Contract.

15.2  Record Keeping

CONTRACTOR shall maintain all supporting data and accounting records required pursuant to this Contract in accordance with generally accepted accounting principles and also shall retain all safety records required pursuant to this Contract. CONTRACTOR shall preserve all of such documents for a period of three years after the completion and acceptance or termination of the Work.

IDS/SW.MSC                   8                                 Contract No. SI-4

ARTICLE 16                REMEDIES

In addition to other remedies available to COMPANY by law and under this Contract, COMPANY shall have available to it the following remedies:

16.1  Completion of Work

Notwithstanding anything herein to the contrary, if, in COMPANY's sole good faith opinion, CONTRACTOR fails to prosecute the Work properly or in a timely manner, or fails to perform any term, condition or provision of this Contract, COMPANY shall give prompt written notice of such deficiency to CONTRACTOR. CONTRACTOR shall commence corrective action of such deficiency within five days after receipt of such notice and diligently pursue correction of such deficiency to completion and to COMPANY's good faith satisfaction. COMPANY may direct that such corrective action include additional measures such as, but not limited to, an increase in CONTRACTOR's work force, an increase in the number of shifts, overtime operations, and/or additional days of work per week. Such additional measures shall be undertaken by CONTRACTOR at no additional cost to COMPANY. If CONTRACTOR fails to commence and diligently pursue such corrective action, COMPANY may, without prejudice to any other available remedy, take over and complete all or any part of the Work, and make good such deficiencies. CONTRACTOR shall not be compensated for any Work undertaken by COMPANY pursuant to this section. Additionally, COMPANY shall be entitled to deduct from CONTRACTOR's compensation hereunder (or recover from payments already made to CONTRACTOR if necessary) any costs incurred by COMPANY in performing Work under this section that exceed the costs that would have been incurred by COMPANY had CONTRACTOR fully performed its responsibilities under this Contract.

16.2  Withholding of Payments

Notwithstanding anything herein to the contrary, COMPANY shall have the right to withhold from payments due CONTRACTOR such sums that COMPANY believes are reasonably necessary to protect COMPANY against any loss or damage that may result from CONTRACTOR's failure to perform, CONTRACTOR's negligence or unsatisfactory Work, or for such acts or omissions by CONTRACTOR's subcontractors, affiliates, agents or employees, or for claims filed against COMPANY by third parties relating to CONTRACTOR's performance of the Work. Any sums withheld from CONTRACTOR as provided in this Article shall be due and payable to CONTRACTOR only if COMPANY determines in its sole good faith discretion that the condition necessitating the withholding has been remedied by CONTRACTOR.

ARTICLE 17                INDEPENDENT CONTRACTOR STATUS

In performing the Work, CONTRACTOR shall act at all times as an independent contractor and shall have responsibility for and control over the details and means of performing the Work. CONTRACTOR acknowledges that it has the duty to provide continuous adequate supervision of its personnel. Nothing in this Contract shall be construed or implied to make CONTRACTOR, or any of its subcontractors, affiliates, employees, agents, or representatives an employee, representative, or agent of COMPANY. CONTRACTOR shall be subject to the directions of COMPANY only with respect to the scope of the Work and the general results required. CONTRACTOR shall not make any commitment or incur any charge or expense in COMPANY's name.

ARTICLE 18                SUBCONTRACTS

18.1  Prior Approval of Subcontractors

CONTRACTOR shall not retain any subcontractors, vendors, outside associates or consultants in connection with the Work that have not been previously approved in writing by COMPANY. Additionally,

IDS/SW.MSC                   9                                 Contract No. SI-4

COMPANY shall have the right to disapprove the use of any personnel, subcontractors, or purchased service or equipment.

18.2  Provisions of Subcontracts

CONTRACTOR shall not engage any subcontractor or vendor to perform part of the Work unless CONTRACTOR has a written agreement with that subcontractor or vendor. Except as otherwise specifically approved by COMPANY, CONTRACTOR agrees to include in each subcontract for some or all of the Work all provisions of this Contract necessary to ensure that the rights conferred to COMPANY by this Contract shall not be affected or diminished by such subcontract, with appropriate modifications to reflect the proper rights, responsibilities and relationships of COMPANY, CONTRACTOR and subcontractor. Such provisions shall include, but need not be limited to, Articles 9 (ADMITTANCE TO SITE), 10 (COMPLIANCE), I I (SAFETY), 12 (ACCIDENT/ILLNESS REPORTS), 13 (NOTIFICATION OF VIOLATION OR INSPECTION), 15 (AUDIT RIGHTS AND RECORD KEEPING), 22 (SUSPENSION OF WORK), 23 (TERMINATION), 26 (INDEMNIFICATION), 28 (WAIVER OF RIGHTS TO LIENS), 31 (INTELLECTUAL PROPERTY), 34 (ASSIGNMENT), and Section 25.2 (TRAINING AND CERTIFICATION OF PERSONNEL).

18.3  No Contractual Relationship

There shall be no contractual, agency, or partnership relationship intended, implied or created between COMPANY and any subcontractor with respect to the Work. CONTRACTOR shall be responsible for paying directly any subcontractor or vendor used in the performance of the Work. Additionally, CONTRACTOR shall be as fully responsible to COMPANY for the acts and omissions of any of its subcontractors or vendors as CONTRACTOR is for its own acts and omissions.

ARTICLE 19                CHANGES IN WORK

19.1  Change Orders

COMPANY may, at any time, make additions, deletions, or changes in the Work of either a major or minor nature. All such modifications shall be authorized by written Change Orders. COMPANY may at any time, by such Change Orders, change or issue additional instructions, specifications and/or drawings, and change, omit or require additional Work to be performed by CONTRACTOR. In such event, COMPANY shall have full authority to specify the amount and kind of Work to be done or omitted, the materials to be used, and the equipment to be furnished as fully as though such changes had been incorporated in the original Contract.

19.2  Compensation for Change Orders

Any authorized change in the Work that does not increase the cost of the Work to Contractor shall not be made the basis of any claim for extra compensation. Any change in the Work authorized by a written Change Order pursuant to Section 19.1 which increases the cost of the Work to CONTRACTOR or which includes an item of work not within the scope of this Contract shall be an item of extra work. Such items of extra work shall be paid for, at COMPANY's sole option, (i) on the basis of unit prices where such are established in Exhibit B, (ii) by a negotiated lump sum amount prior to commencement of the changed Work, or (iii) on a time and materials basis. All extra work performed on a time and materials basis shall be paid for as described in Exhibit B.

19.3  Emergency Work

In the event of an emergency that COMPANY determines endangers human health or property, additional Work shall be performed on oral orders from COMPANY and confirmed by written Change Order as soon

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as practicable. In the event of such a situation, CONTRACTOR shall keep accurate records of actual costs (on a time and materials basis), as described in Exhibit B, until such time as agreement on acceptable compensation is reached for such emergency work as described in section 19.2.

19.4  Deletion of Work

COMPANY may at any time delete any portion of the Work, and CONTRACTOR shall perform all nondeleted portions of the Work pursuant to this Contract. CONTRACTOR shall not be entitled to payment for the deleted work, except that the parties shall negotiate an equitable adjustment required for the recovery of reasonable overhead expenses incurred by CONTRACTOR and related to the deleted Work.

19.5  Failure to Negotiate Change Order

If the parties are unable to negotiate equitable changes to the Contract Schedule or to CONTRACTOR's compensation, COMPANY shall have the right to perform the desired changes in the Work itself or to retain a third party to perform such changes in the Work. If the parties are unable to negotiate equitable changes to the Contract for a proposed Change Order that deleted a portion of the Work, CONTRACTOR shall nonetheless remain obligated to perform all non-deleted portions of the Work.

19.6  Responsibility for Costs of Work

CONTRACTOR shall not proceed with Work that is not authorized by this Contract, or by changes in the Work conducted in accordance with this Article and shall be solely responsible for the cost and expense of any Work it undertakes that has not been so authorized. COMPANY shall not be liable for payments above the amounts specifically authorized by this Contract or by properly executed Change Orders.

ARTICLE 20                ACCEPTANCE OF WORK

CONTRACTOR shall notify COMPANY in writing when the Work authorized by a Work Release has been completed. If, in the sole good faith discretion of COMPANY, the Work conforms to all of the requirements of this Contract, COMPANY shall accept the Work within 10 working days after receipt of such written notice. If, in the sole good faith discretion of COMPANY, the Work or any portion of the Work does not conform to all of the requirements of this Contract, COMPANY shall give CONTRACTOR notice of any non-conforming Work. Within five working days after receiving such notice from COMPANY, CONTRACTOR shall correct all non-conforming Work or provide a mutually accepted written plan of work for correction of the non-conforming Work. Corrected Work shall be resubmitted for acceptance by COMPANY and the above approval process shall be repeated until the Work is acceptable.

ARTICLE 21                GUARANTEE OF WORK

21.1  Correcting Defects Prior to Completion

If, at any time prior to Final Acceptance of the Work, any of the Work performed by CONTRACTOR, or any of the materials or equipment supplied by CONTRACTOR hereunder, or any portion thereof, is rejected by COMPANY as unsound, improper, or failing in any way to conform to the provisions of this Contract, CONTRACTOR, upon receiving from COMPANY written notice thereof, shall immediately make corrections in the Work to the good faith satisfaction of COMPANY. CONTRACTOR shall bear the cost of such corrective action (including but not limited to any damage to other Work or property resulting from those defects or the curing of those defects) to the extent that the defects to be corrected are due to the negligence of CONTRACTOR or the failure of CONTRACTOR to comply with the provisions of this Contract.

21.2     Correcting Defects After Completion

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
            If at any time during the three year period following either Final Acceptance of the Work or termination of this Contract under Article 23, whichever occurs later, any of the Work performed by CONTRACTOR fails to conform with the provisions of this Contract, CONTRACTOR, upon receiving from COMPANY written notice thereof, shall immediately correct any such defective Work (including but not limited to any damage to other work or property resulting from such defective Work or the curing of such defective Work) so that it conforms to the provisions of this Contract to the good faith satisfaction of COMPANY. CONTRACTOR shall bear the cost of all such corrective action.

21.3  No Limitation of COMPANY's Rights

The guarantees contained in this Article shall not be construed to modify or limit, in any way, any rights or actions that COMPANY may otherwise have against CONTRACTOR by law or statute, or in equity.

ARTICLE 22                SUSPENSION OF WORK

COMPANY may, at any time, without prior written notice, suspend all or any part of the Work for any reason. However, any oral notice of suspension of Work shall be followed as soon as practicable with written notice. CONTRACTOR shall cease all Work so suspended on the date specified by COMPANY's Project Representative and shall take all reasonable steps to minimize the incurrence of costs allocable to the Work covered by the notice of suspension during the period of work stoppage. Said suspension shall end when COMPANY, by written notice to CONTRACTOR, either requires CONTRACTOR to resume the suspended Work or terminates that portion of the Work that has been suspended.

Only costs that are reasonably and directly related to the suspended Work and approved by COMPANY prior to expenditure shall be payable to CONTRACTOR for any suspended Work during the period of such suspension. Additionally, such costs shall not be payable to CONTRACTOR if COMPANY suspends the Work because of CONTRACTOR's negligence, willful misconduct, failure to satisfactorily perform the Work, or breach of any provision of this Contract. COMPANY shall not be liable to CONTRACTOR for any consequential or incidental damages which may arise from a suspension of Work.

ARTICLE 23                TERMINATION

23.1  With Cause

COMPANY may terminate this Contract with cause if any of the following events occur:

Within five days after receipt of COMPANY's written notice to do so, CONTRACTOR fails to diligently conduct the Work;

ii. CONTRACTOR commits a breach or default of any of its duties, liabilities, obligations, guarantees, representations or warranties hereunder and fails to proceed in good faith and with due diligence to cure or remedy such breach or default within five days after written notice thereof from COMPANY; or

iii. CONTRACTOR makes an assignment for the benefit of creditors, is adjudicated a bankrupt, or files a voluntary petition in bankruptcy or in corporate reorganization, or if a receiver is appointed for any of CONTRACTOR's assets.

23.2  Without Cause

COMPANY shall have the right to terminate the Contract or the Work, in whole or in part, without cause at any time, by giving written notice of termination to CONTRACTOR.

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23.3  Termination Procedure

If COMPANY terminates this Contract or the Work, in whole or in part, pursuant to this Article 23, CONTRACTOR shall, on the effective date of said termination, discontinue all Work as soon as practicable and discontinue contracting for the purchase of materials or for the performance of any of the Work. CONTRACTOR shall also make every effort to cancel all existing purchase orders and subcontracts on terms satisfactory to and with the approval of COMPANY. However, if COMPANY so requests, CONTRACTOR shall perform any portion of the Work that COMPANY desires to have CONTRACTOR complete, including, but not limited to, work necessary to preserve and protect materials at the Site or which may have been purchased by CONTRACTOR. COMPANY, at its option, but without obligation to do so, may enter upon the Site and take possession thereof and of all records, drawings, equipment and supplies furnished by CONTRACTOR to COMPANY. Additionally, COMPANY may take possession of all of CONTRACTOR's equipment and materials necessary for the Work, and may complete the Work by whatever method it desires. If COMPANY takes possession of any of CONTRACTOR's equipment, it shall pay CONTRACTOR monthly for the rental of such equipment on the basis of the equipment rental charges in Exhibit B. CONTRACTOR shall deliver to COMPANY all documents and materials containing "confidential information" and all work product, including all copies or excerpts thereof. Such termination shall not affect the rights and obligations of either party to this Contract with respect to the Work performed before the effective date of termination, incomplete Work performed after the effective date of termination at COMPANY's request, or of COMPANY's obligation to pay in full all amounts due CONTRACTOR by COMPANY for Work properly performed before the effective date of termination. After termination hereof, CONTRACTOR acknowledges that COMPANY may retain another contractor to complete the Work.

23.4  Assignment of Subcontracts

If COMPANY terminates this Contract pursuant to this Article 23, COMPANY may assume any obligations or commitments that CONTRACTOR may have in good faith undertaken or incurred in accordance with this Contract prior to the date of termination of the Contract. If COMPANY does assume any such obligations or commitments, CONTRACTOR shall execute, deliver and assign, as applicable, all documents, purchase orders and subcontracts and take all additional actions COMPANY may require to vest in COMPANY all the rights and benefits of CONTRACTOR under such obligations or commitments.

23.5  Payments in the Event of Termination

Upon termination of this Contract, COMPANY shall pay to CONTRACTOR compensation due CONTRACTOR for Work performed by CONTRACTOR prior to the date of termination, and which has not yet been paid to CONTRACTOR. Additionally, COMPANY shall pay to CONTRACTOR all sums that CONTRACTOR is in good faith obligated to pay to others on account of services performed or purchase orders entered into prior to termination of this Contract; provided, however, that COMPANY may, in its sole good faith discretion, in lieu of paying CONTRACTOR such sums that CONTRACTOR is obligated to pay to others, assume such obligation and pay such sums to the persons entitled thereto. Finally, provided termination is not pursuant to section 23. 1, COMPANY shall pay to CONTRACTOR all reasonable and necessary demobilization costs incurred by CONTRACTOR in closing down the Work. However, if the cost to COMPANY to complete the Work exceeds the difference between any Contract or fixed price agreed to by the parties and the amount already paid or due CONTRACTOR, CONTRACTOR shall pay to COMPANY, or COMPANY may withhold from CONTRACTOR, such difference.

23.6 The termination of this Contract or the completion of any Work performed under this Contract shall not relieve CONTRACTOR of any other unfulfilled duty or continuing obligations with respect to this Contract, including, without limitation, CONTRACTOR's continuing obligations under Articles 13

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
      (NOTIFICATION OF VIOLATION OR INSPECTION), 14 (COMPENSATION), 15 (AUDIT RIGHTS AND RECORD KEEPING), 21 (GUARANTEE OF WORK), 25 (REPRESENTATIONS, WARRANTIES AND COVENANTS), 26 (INDEMNIFICATION), 27 (LIENS AND OTHER ENCUMBRANCES), and 31 (INTELLECTUAL PROPERTY). Final payment by COMPANY shall not constitute a waiver by COMPANY of possible claims for continuing obligations on the part of CONTRACTOR.

ARTICLE 24                FORCE MAJEURE

Any delay or failure in performance by either party hereto shall not constitute default or give rise to any claim for damages if, and to the extent, such delay or failure is caused by a Force Majeure occurrence.

CONTRACTOR shall promptly give notice to COMPANY of any Force Majeure occurrence. CONTRACTOR shall take all reasonable measures to minimize the effects of such Force Majeure occurrence and shall provide documentation of its impacts to COMPANY. Rates and prices fixed by this Contract shall not be subject to adjustment as a result of a Force Majeure occurrence, but the period of performance for Work being performed may be extended by agreement of the parties.

ARTICLE 25                REPRESENTATIONS, WARRANTIES AND COVENANTS

CONTRACTOR represents, warrants and covenants as follows:

25.1  Standard of Work

Work performed by CONTRACTOR under this Contract shall be of the kind and quality designated and required to accomplish the purposes set forth in this Contract and shall be performed by qualified personnel in accordance with good and proper professional practices, and in accordance with standards imposed by law and with the standards of care and diligence regularly practiced by recognized national professional firms performing work of a similar nature.

25.2  Training and Certification of Personnel

All personnel performing Work under this Contract shall have received all required training and possess all certifications and licenses necessary to perform their assigned work and to perform such work in a safe manner and CONTRACTOR shall maintain records of such training and certification. Such training may include, but is not limited to, hazard communication, respiratory, confined space, hearing conservation and first aid/CPR.

25.3  Timing

CONTRACTOR shall perform the Work in a timely manner as TIME IS OF THE ESSENCE to COMPANY in completion of Work.

25.4  Outstanding Claims

There are no outstanding claims, suits, proceedings, contracts or other projects that in any way conflict with CONTRACTOR's performance or the performance of its employees and if any such claim, suit or proceeding is hereafter instituted, CONTRACTOR shall promptly notify COMPANY.

25.5  Violation of Obligation

The execution, delivery and performance by CONTRACTOR of this Contract will not conflict with, result in a breach of or constitute default under any law, regulation, order, writ, injunction or decree of any court

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
or governmental authority or result in the violation of any obligation to which CONTRACTOR is a party or by which it is bound.

25.6  Binding Obligation

Assuming its due execution by COMPANY, this Contract constitutes a legal, valid and binding obligation of CONTRACTOR, enforceable in accordance with its terms.

25.7  Drug and Alcohol Policy

CONTRACTOR represents and warrants that it has established, maintains, and enforces a drug and alcohol policy. Additionally, to the extent that CONTRACTOR's employees and representatives are, in COMPANY's judgment, subject to the United States Department of Transportation's regulations covering control of drug use in natural gas, liquefied natural gas and hazardous liquid pipeline operations (49 CFR Part 199, as amended), CONTRACTOR (i) warrants that its drug and alcohol testing, education and training program shall fully comply with such regulations; and (ii) agrees to allow access to its property and records by COMPANY, the Department of Transportation, and any appropriate state agency for the purpose of monitoring CONTRACTOR's compliance with the requirements of such regulations.

25.8  Review of Information

CONTRACTOR covenants that before commencing the Work, CONTRACTOR shall, in the exercise of its expert and professional judgment, examine and verify all information contained in or furnished in connection with the Work, and shall at once report in writing to COMPANY any error, omission or discrepancy in such information. Any information furnished by COMPANY is not a representation or warranty by COMPANY, and COMPANY is not responsible for the accuracy or completeness of such information. Notwithstanding the preceding sentence, CONTRACTOR warrants that it has the right to provide any information furnished in connection with the Work under the terms stated herein.

25.9  Site Conditions

By commencing the Work authorized under any Work Release, CONTRACTOR shall be deemed to represent that it has (i) made a careful examination of the Site and all drawings and specifications provided to it; (ii) conducted sufficient examinations and tests to determine the difficulties and hazards incident to the performance of the Work, whether arising from the location of the Site, conditions at the Site; or proximity of the Site to adjacent facilities, structures or otherwise, and (iii) determined the nature and extent of such difficulties and hazards as are reasonably determinable from such examination. Consequently, CONTRACTOR shall not be entitled to bring any claim for compensation or time extensions arising from such difficulties or hazards

ARTICLE 26                INDEMNIFICATION

26.1  CONTRACTOR's Indemnity

CONTRACTOR shall defend (with counsel approved by COMPANY), protect, indemnify and hold COMPANY, its subsidiaries and affiliates and any of their directors, officers, agents representatives and employees free from harm against all claims, demands, losses, penalties, fines and causes of action of every kind and character (including reasonable attorney fees and court costs) actually or alleged to be arising directly or indirectly from the Work performed hereunder by CONTRACTOR or its employees, agents or subcontractors, or actually or alleged to be arising directly or indirectly from a breach of any of CONTRACTOR's representations, warranties, covenants, or obligations contained herein; SUCH CONTRACTOR INDEMNITY OBLIGATION SHALL INCLUDE, BUT NOT BE LIMITED TO, CLAIMS, DEMANDS, LOSSES, PENALTIES, FINES AND CAUSES OF ACTION TO THE EXTENT DIRECTLY OR INDIRECTLY ARISING OR ALLEGEDLY ARISING

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
FROM COMPANY'S CONTRIBUTORY NEGLIGENCE.. CONTRACTOR shall not be required to indemnify COMPANY pursuant to this section for any claim, demand, loss, penalty, fine or cause of action if it results from COMPANY's sole negligence or to the extent it arises from COMPANY's willful misconduct. CONTRACTOR's indemnity obligation shall not be limited by the amount of insurance required in the Article entitled "INSURANCE" herein. COMPANY shall have the right, at its sole expense, to join in the defense of any action in which it is made a defendant.

26.2  Failure to Comply with Laws

CONTRACTOR shall defend (with counsel approved by COMPANY), protect, indemnify and hold COMPANY, its subsidiaries and affiliates and any of their directors, officers, agents, representatives and employees free from harm against all claims, demands, losses, penalties, fines and causes of action of every kind and character (including reasonable attorney fees and court costs) arising or alleged to be arising directly or indirectly from CONTRACTOR's failure to comply with any law set forth in Article 10, or any licenses, permits or authorizations applicable to the Work.

ARTICLE 27                LIENS AND OTHER ENCUMBRANCES

CONTRACTOR covenants and agrees to protect and keep the Site, any and all interests and estates therein, and all improvements or materials now or hereafter placed thereon pursuant to this Contract, free from any and all claims, liens, charges or encumbrances in the nature of mechanics, labor, or material liens or otherwise, arising out of or in connection with performance of the Work by CONTRACTOR or any of its subtier contractors (including the furnishing of any materials hereunder), and to promptly have any such lien released by bond or otherwise. If CONTRACTOR disputes in good faith any lien or claim or encumbrance of any laborer, materialman or subcontractor, in lieu of the immediate payment thereof, CONTRACTOR shall post adequate security to protect COMPANY from liability for the payment thereof and from any expense of defending against that liability, until the dispute is finally resolved. 'COMPANY may, at its sole discretion, post or place upon the Site notices of nonresponsibility or do any other act permitted by law to exempt COMPANY, the Site, any and all interests and estates therein, and any improvements or materials thereon from any liability to third parties for the performance of the Work. The failure of COMPANY to perform any of the actions described in the previous sentence shall not release or discharge CONTRACTOR of any of its obligations hereunder.

ARTICLE 28                WAIVER OF RIGHTS TO LIENS

CONTRACTOR hereby covenants and agrees to waive and does hereby waive any rights to liens to which CONTRACTOR might be entitled for Work performed and materials or other property and labor furnished under this Contract. CONTRACTOR additionally covenants and agrees to require or cause all of its subcontractors and vendors performing or finishing any portion of the Work to consent, prior to the performance thereof, to the waiver of any such rights to liens which might accrue to such subcontractor or vendor.

ARTICLE 29                INSURANCE

29.1  General

CONTRACTOR shall, from the time of commencement of the requested Work until completion of the Work, provide and maintain in effect the types and amounts of insurance as indicated below with insurance companies satisfactory to COMPANY.

29.2  Workers' Compensation Insurance

CONTRACTOR shall maintain Workers' Compensation Insurance including Occupational Disease coverage in accordance with the laws of the states where the Work is to be performed and Employers' Liability Insurance with limits of not less than $1,000,000 for each accident.

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
29.3  Commercial General Liability Insurance

CONTRACTOR shall maintain Commercial General Liability Insurance including contractual liability, insuring the indemnity agreement set forth in this Contract with a combined single limit of not less than $5,000,000 applicable to bodily injury, sickness or death and loss of or damage to property in any one occurrence.

29.4  Automobile Liability Insurance

CONTRACTOR shall maintain Automobile Liability Insurance covering owned, non-owned, hired and all vehicles used by CONTRACTOR with a combined single limit of not less than $1,000,000 applicable to bodily injury, sickness or death and for loss of or damage to property in any one occurrence.

29.5  Additional Insureds

Except for Workers' Compensation Insurance, COMPANY, its subsidiaries and affiliated companies, and their employees, directors, officers, representatives, and agents shall be named as additional insureds in each of the policies required pursuant to this Article; however, such extensions of coverage shall not apply with respect to any obligations for which COMPANY has specifically agreed to indemnify CONTRACTOR.

29.6  Subrogation

All policies required under this Article shall be endorsed to provide that underwriters and insurance companies of CONTRACTOR shall not have any right of subrogation against COMPANY, its subsidiaries or affiliated companies, or their agents, employees, officers, directors, invitees, servants, contractors, subcontractors, underwriters and insurance companies.

29.7  Certificates

Prior to commencing Work hereunder, CONTRACTOR shall finish Certificates of Insurance to COMPANY evidencing the insurance required under this Article. Each certificate shall provide that at least 30 days' prior written notice shall be given COMPANY in the event of cancellation or material change in the policies. CONTRACTOR understands that in order to avoid delays in commencing Work, Certificates of Insurance shall be addressed to the person named in the Article entitled "NOTICES" herein. All Certificates of Insurance must contain reference to endorsements (i.e., additional insureds, waiver of subrogation, etc.) as required herein.

29.8  Premium

All policies shall be endorsed to provide that there shall be no recourse against COMPANY for payment of premium.

29.9  Subcontractor's Insurance

CONTRACTOR shall require all subcontractors to obtain, maintain and keep in force during the time in which they are engaged in performing the Work, adequate coverage in accordance with CONTRACTOR's normal practice and furnish COMPANY acceptable evidence of such insurance upon request. All policies of subcontractors shall be endorsed to provide a waiver of subrogation as set forth above.

29.10       CONTRACTOR's or Rented Equipment

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
All equipment, supplies and materials belonging to CONTRACTOR, or used by or on behalf of CONTRACTOR for its performance, that are brought to and kept at the Site shall be done so at CONTRACTOR's sole risk, and COMPANY shall not be liable for any loss or damage to such property or equipment; and any insurance policies carried by CONTRACTOR or a third party on the equipment, supplies and materials shall provide for a waiver of underwriter's right of subrogation against COMPANY, its subsidiaries or affiliates and their agents, employees, officers, directors, invitees, servants, contractors, subcontractors, underwriters and insurance companies.

29.11       Primary Insurance

It is hereby understood and agreed that any coverage provided to COMPANY by CONTRACTOR's insurance under this Contract is primary insurance and shall not be considered contributory insurance with any insurance policies of COMPANY, its subsidiaries or affiliated companies; however, CONTRACTOR's insurance shall not be primary with respect to any obligations for which COMPANY has specifically agreed to indemnify CONTRACTOR.

29.12       Deductibles

CONTRACTOR shall be totally responsible for any and all deductibles in the above-described insurance policies.

ARTICLE 30                RESPONSIBILITY FOR TAXES AND CHARGES FOR BENEFITS

30.1 CONTRACTOR shall have full and exclusive liability for and shall pay before delinquency any and all taxes and contributions for payroll tax, unemployment insurance, retirement benefits, life insurance, pensions, annuities and similar benefits that may now or hereafter be imposed by law or collective bargaining agreements with respect to persons or entities employed or subcontracted by CONTRACTOR for performance of the Work.

30.2 CONTRACTOR shall pay all applicable excise, sales, consumer, use, service, occupation, privilege or other similar taxes required by law, including any resulting interest and penalties, unless otherwise specifically set forth in this Contract. CONTRACTOR shall also pay all federal, state and local income and personal property taxes, if any, arising in connection with the Work.

ARTICLE 31                INTELLECTUAL PROPERTY

31.1  Confidentiality

CONTRACTOR agrees to hold in confidence, and not to disclose to third parties or use for any purpose other than performance of Work, all or any part of the information (including the location and type of Work performed) maps, data, plans, reports, manuscripts, procedures, schedules, drawings, specifications, results, models, computer programs or any Work product that is (i) received or ascertained by CONTRACTOR, directly or indirectly, from COMPANY, its licensers or other contractors, or (ii) originated or otherwise acquired by CONTRACTOR, its employees, representatives, or subcontractors, in connection with, as a result of, or incident to performance of Work ("Information"). CONTRACTOR shall secure prior written agreements from its employees, subcontractors and suppliers who will be engaged in the performance of Work or may be exposed to Information ensuring their compliance with the provisions of this Contract. Nothing herein contained should preclude CONTRACTOR from providing information to any federal, state or local agency or agencies to the extent CONTRACTOR is required to do so by applicable laws, rules, codes or regulation of any federal, state or local agency or agencies.

CONTRACTOR shall have no confidentiality obligation with respect to information that:

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
i. is or becomes part of the public knowledge through no fault of CONTRACTOR or its subcontractors;

ii.   is received from a third-party without any obligation of confidence; and

iii: is in CONTRACTOR's possession prior to the effective date of this Contract and is not received in contemplation of this Contract.

CONTRACTOR agrees to comply with all the laws and regulations governing the export of goods and Information from the United States.

31.2  Ownership of Work Product

CONTRACTOR hereby grants and agrees to grant to COMPANY all right, title and interest in and to any and all things of value, including, but not limited to, all Work product, materials, inventions (patentable or unpatentable), trade secrets, and copyrights, together with any applications for patents and, the patents which may issue thereunder and registrations of copyrights, which are first discovered, created, developed, or otherwise acquired by CONTRACTOR or any of its representatives, or subcontractors in connection with as a result of, or incident to performance of the Work or which are based on Information. Upon request of COMPANY, CONTRACTOR shall, at COMPANY's expense, do or cause to be done all things necessary to enable COMPANY to register, file, prosecute, maintain and protect trade secrets, copyrights, and applications for patents and patents issuing on such applications, and to perfect the full ownership and right, title and interest in and to all the rights and properties described hereinabove in this Article.

CONTRACTOR shall ensure that Information furnished by CONTRACTOR shall bear the following legend: "Property of ARCO Pipe Line Company".

All Information and all copies thereof shall be delivered to COMPANY promptly at COMPANY's request from time to time, within fifteen days after the completion of the Work or at the termination of this Contract, which ever is earlier.

31.3  Background Rights

CONTRACTOR agrees to grant, and hereby grants to COMPANY an irrevocable, paid up, non-exclusive worldwide license:

i. to make, use and sell under any and all patent rights, owned or controlled by CONTRACTOR to the extent needed for making, using, selling or licensing equipment, materials or other goods based on or using documents or tangible materials supplied by CONTRACTOR; or

ii. to display, perform, use, reproduce, prepare derivative works based on or distributed under any and all copyrights owned or controlled by CONTRACTOR on documents or other tangible materials supplied by CONTRACTOR;

iii. to disclose and use any and all of the information contained in such documents or tangible materials.

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
31.4  Intellectual Property Indemnity

CONTRACTOR, and to the extent applicable, its subcontractors and suppliers shall protect, defend, indemnify and hold harmless COMPANY and its subsidiaries, affiliated companies, co-owners and joint ventures (if any), and their respective officers, directors, agents and employees and parties against loss or damage arising out of any claim or suit for misappropriation of trade secret or for patent, copyright, or other proprietary right infringement actually or alleged to be arising out of, incident to, or in connection with (i) delivery of goods or performance of Work by CONTRACTOR, (ii) COMPANY's possession, use, or sale of goods, equipment, or materials furnished by CONTRACTOR, or (iii) COMPANY's production of copyrighted works incorporating or prepared according to documents or other tangible materials supplied by CONTRACTOR and COMPANY's possession, modification, use, sale, distribution, copying or licensing of such documents, materials or works, or (iv) COMPANY's manufacture, use or sale of goods, equipment or materials based on designs or methods contained in documents or other tangible materials supplied by CONTRACTOR. COMPANY shall promptly notify CONTRACTOR of any such claim or suit and afford CONTRACTOR an opportunity at CONTRACTOR's expense to undertake the defense of any such suit, provided that, at COMPANY's election, COMPANY may join in such defense at its expense. If CONTRACTOR refuses or fails to defend such suit, CONTRACTOR shall reimburse COMPANY in full for COMPANY's costs and expenses in the defense of such suit including attorneys' fees. CONTRACTOR shall pay promptly any judgments or decrees which may be entered against COMPANY in such suit, and in event of the grant of injunctive relief, CONTRACTOR shall provide nonviolating Information, goods, equipment, and/or material equal in value and efficiency and failing so to do, shall pay COMPANY all damages suffered by reason of such failure.

31.5  Access to COMPANY Computers

If required for CONTRACTOR to perform the Work, CONTRACTOR may have access to certain parts of COMPANY's computer facilities and programs. CONTRACTOR agrees that such access shall be subject to the following conditions:

i. Access to COMPANY's computers shall be made only in the manner prescribed by the COMPANY Project Representative. Access shall be made using only equipment owned or controlled by COMPANY and only by CONTRACTOR.

ii. Any user access code provided by COMPANY shall be used solely for access to the computers for conduct of the Work for COMPANY and only by CONTRACTOR.

iii. CONTRACTOR shall not access software or data on COMPANY's computer system other than CONTRACTOR's software or data without COMPANY's prior written consent.

iv. In the event that CONTRACTOR should accidentally or inadvertently access any COMPANY software or data that CONTRACTOR is not authorized to access, then CONTRACTOR shall immediately inform COMPANY and shall deliver to COMPANY or destroy as COMPANY may advise any tangible materials (and all copies thereof) resulting from such improper access.

V. COMPANY may copy, use, disclose, distribute, dispose of or destroy anything placed on COMPANY's computer system by CONTRACTOR.

IDS/SW.MSC                   20                                Contract No. SI-4
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31.6  Promotions

CONTRACTOR shall not use COMPANY's name, tradenames or trademarks, or those of COMPANY's affiliates, in any promotional material or publication or make any publicity release regarding the Work or Information without first obtaining the written permission of COMPANY.

31.7  No Limitation

CONTRACTOR's obligations under this Article 31 shall not be limited by any other warranty, liability, damages, insurance or indemnification provision of this Contract.

ARTICLE 32                DRAWINGS, SPECIFICATIONS AND OTHER DOCUMENTS

32.1  COMPANY's Approval

In accordance with the Contract Schedule, CONTRACTOR shall submit all plans, drawings, specifications, supporting design calculations and other related design information prepared in connection with the Work to COMPANY for COMPANY's approval as such documents are completed.

32.2  Other Documents

CONTRACTOR further agrees that, in addition to the documents described in
Section 32.1, CONTRACTOR shall submit to COMPANY, at COMPANY's request, any other documents relating to costs, estimates, schedules, progress, accounting, purchasing, results of calculations, computer output data, construction, and vendors' materials that are prepared or obtained in connection with the Work.

32.3  CONTRACTOR's Duty

Review or approval by COMPANY of any of THE aforementioned documents shall not relieve or release CONTRACTOR of any of its duties, obligations or liabilities provided for under the terms of this Contract.

32.4  Final Documents Furnished

CONTRACTOR shall furnish COMPANY with final approved drawings and data sheets, results of civil, structural, and hydraulic design calculations, loading diagrams, equipment manufacturers' drawings and data (including construction data and parts lists) and final approval specifications in such number as COMPANY may request.

ARTICLE 33                CONFLICTS OF INTEREST

CONTRACTOR agrees to notify COMPANY in advance of any potential conflicts of interest relating to work performed by CONTRACTOR or its affiliated companies prior to or during the term of this Contract. The final determination of whether a conflict or potential conflict of interest exists shall be made by COMPANY in its sole good faith discretion.

IDS/SW.MSC                   21                                Contract No. SI-4
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ARTICLE 34                ASSIGNMENT

All obligations and covenants contained in this Contract shall be binding upon the successors and assigns of COMPANY and CONTRACTOR. CONTRACTOR may not assign this Contract or any part of this Contract without the written consent of COMPANY. CONTRACTOR shall give written notice to COMPANY prior to the sale of all or substantially all of the assets or stock of CONTRACTOR or such other acquisition, merger or transaction which could result in a change in the management or control of CONTRACTOR.

ARTICLE 35                NOTICES

All communications and notices provided for herein shall be in writing and shall be deemed to have been given either (i) when delivered in person to the recipient named below; (ii) on the date of delivery shown on the return receipt, after deposit in the United States mail in a sealed envelope or other container, either certified or charges prepaid, addressed to the party intended as below; or (iii) on the date of delivery by overnight delivery service or confirmed facsimile transmission to the party intended as follows:

If to COMPANY:    Seaway Pipeline Company

By: ARCO Pipe Line Company, as Operator 15600 J.F. Kennedy Blvd., Suite 300 Houston, Texas 77032-2352
Attention:        Steve Alexander
Facsimile:        (713) 986-5479

If to CONTRACTOR:  Industrial Data Systems Corporation

d/b/a IDS Engineering 600 Century Plaza Drive, Building 140 Houston, Texas 77073-6016
Attention:        William A. Coskey
Facsimile:        (713) 821-3230

ARTICLE 36                SEVERABILITY

If any provision or any portion of any provision of this Contract is deemed illegal or unenforceable, all other provisions of and the other portions of any provisions of this Contract shall be given effect separately therefrom and shall not be affected thereby.

ARTICLE 37                ARTICLE AND SECTION HEADINGS

Article and section headings in this Contract have been inserted for convenience of reference only, and shall not in any manner affect the construction, meaning, or effect of anything contained in this Contract, nor govern the rights and liabilities of the parties.

ARTICLE 38                CONFLICTING PROVISIONS

In the event of a conflict between this Contract and its Exhibits, Attachments or any specific Change Order, the provisions contained in the Contract shall govern. If CONTRACTOR discovers any conflict, variation or inconsistency between this Contract and any Exhibits or Change Orders attached hereto or between any parts of this Contract, the matter shall be submitted immediately by CONTRACTOR to COMPANY for decision and such decision shall be final. Any Work affected by such conflict, variation or inconsistency that is performed by CONTRACTOR prior to COMPANY's determination shall be at CONTRACTOR's sole risk and expense.

IDS/SW.MSC                   22                                Contract No. SI-4
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ARTICLE 39               WAIVER

No waiver of any term or condition of this Contract shall be construed as a waiver of any other term or condition. In addition, any delay, waiver or omission by COMPANY to exercise any right or power arising from any breach or default by CONTRACTOR of any terms or provisions of this Contract shall not be construed as a waiver by COMPANY of any subsequent breach or default by CONTRACTOR of the same or other terms or provisions.

ARTICLE 40               GOVERNING LAW

This Contract shall be interpreted and construed under, and the rights of the parties shall be governed by, the laws of the State of Texas.

ARTICLE 41        ENTIRE AGREEMENT

This Contract constitute the entire agreement between COMPANY and CONTRACTOR and supersede any prior written or oral agreements, or contemporaneous communications with respect to this subject matter. No subsequent amendment to this Contract between the parties shall be binding on either party unless reduced to writing and signed by an authorized representative of both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Contract effective the day and year first above written.

COMPANY                                         CONTRACTOR

BY: /s/ STEVE D. ALEXANDER                      BY: /s/ WILLIAM A. COSKEY

NAME: STEVE D. ALEXANDER                        NAME:  WILLIAM A. COSKEY

TITLE: PROCUREMENT MGR - MID CONTINENT                      TITLE: PRESIDENT

DATE: 09/09/96                                  DATE: 09/09/96

IDS/SW.MSC                   23                                Contract No. SI-4